                                                                      Exhibit 10

Material Contracts - Credit Facility

         Reference is made to the Amendment Agreement dated as of July 16, 1996 (the "Amendment Agreement"), relating to the Amended and Restated Credit Agreement (Five-Year Competitive Advance and Revolving Credit Facility) dated as of August 24, 1993, as amended and restated as of June 21, 1994, and as amended by an Amendment Agreement dated as of June 20, 1995, and a Second Amendment Agreement dated as of February 29, 1996 (the "Credit Agreement"), among HARSCO CORPORATION (the "Company"), the lenders party thereto and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amendment Agreement.

         On the Restatement Effective Date, upon payment in full of all amounts owed to the undersigned Lender under the Credit Agreement, the undersigned Lender will be deemed without further action to have consented to the amendments provided for in the Amendment Agreement, will cease to be a party to the Credit Agreement and will have no further rights or obligations hereunder or thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this document to be duly executed by their duly authorized officers, all as of the date first above written.

                                       HARSCO CORPORATION,

                                         by /s/ Leonard A. Campanaro
                                            --------------------------------
                                           Name: Leonard A. Campanaro
                                           Title: Senior Vice President
                                                   & Chief Financial Officer

                                         by /s/ Barry M. Sullivan
                                            --------------------------------
                                           Name: Barry M. Sullivan
                                           Title: Vice President & Treasurer

                                       BAYERISCHE VEREINSBANK AG
                                       NEW YORK BRANCH,

                                         by /s/ Marianne Weinzinger
                                           --------------------------
                                           Name: Marianne Weinzinger
                                           Title: Vice President

                                         by /s/ Walter H. Eckmeier
                                           --------------------------
                                           Name: Walter H. Eckmeier
                                           Title: Vice President

                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent,

                                         by /s/ D. Davey
                                            --------------------------
                                           Name: D. Davey
                                           Title: Vice President

         Reference is made to the Amendment Agreement dated as of July 16, 1996 (the "Amendment Agreement"), relating to the Amended and Restated Credit Agreement (Five-Year Competitive Advance and Revolving Credit Facility) dated as of August 24, 1993, as amended and restated as of June 21, 1994, and as amended by an Amendment Agreement dated as of June 20, 1995, and a Second Amendment Agreement dated as of February 29, 1996 (the "Credit Agreement"), among HARSCO CORPORATION (the "Company"), the lenders party thereto and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amendment Agreement.

         On the Restatement Effective Date, upon payment in full of all amounts owed to the undersigned Lender under the Credit Agreement, the undersigned Lender will be deemed without further action to have consented to the amendments provided for in the Amendment Agreement, will cease to be a party to the Credit Agreement and will have no further rights or obligations hereunder or thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this document to be duly executed by their duly authorized officers, all as of the date first above written.

                                      HARSCO CORPORATION,

                                        by /s/ Leonard A. Campanaro
                                           ---------------------------
                                            Name: Leonard A. Campanaro
                                            Title: Senior Vice President
                                                    & Chief Financial Officer

                                        by /s/ Barry M. Sullivan
                                           ---------------------------
                                            Name: Barry M. Sullivan
                                            Title: Vice President & Treasurer

                                        NATIONAL WESTMINSTER BANK, PLC,

                                         by /s/ Anne Marie Torre
                                           --------------------------
                                           Name: Anne Marie Torre
                                           Title: Vice President

                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent,

                                         by /s/ D. Davey
                                           --------------------------
                                           Name: D. Davey
                                           Title: Vice President

         Reference is made to the Amendment Agreement dated as of July 16, 1996 (the "Amendment Agreement"), relating to the Amended and Restated Credit Agreement (Five-Year Competitive Advance and Revolving Credit Facility) dated as of August 24, 1993, as amended and restated as of June 21, 1994, and as amended by an Amendment Agreement dated as of June 20, 1995, and a Second Amendment Agreement dated as of February 29, 1996 (the "Credit Agreement"), among HARSCO CORPORATION (the "Company"), the lenders party thereto and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").

         Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amendment Agreement.

         On the Restatement Effective Date, upon payment in full of all amounts owed to the undersigned Lender under the Credit Agreement, the undersigned Lender will be deemed without further action to have consented to the amendments provided for in the Amendment Agreement, will cease to be a party to the Credit Agreement and will have no further rights or obligations hereunder or thereunder.

         IN WITNESS WHEREOF, the parties hereto have caused this document to be duly executed by their duly authorized officers, all as of the date first above written.

                                      HARSCO CORPORATION,

                                        by /s/ Leonard A. Campanaro
                                           ---------------------------
                                            Name: Leonard A. Campanaro
                                            Title: Senior Vice President
                                                    & Chief Financial Officer

                                        by /s/ Barry M. Sullivan
                                           ---------------------------
                                            Name: Barry M. Sullivan
                                            Title: Vice President & Treasurer

                                 CREDIT SUISSE,

                                   by /s/ CHRISTOPHER J. ELDIN
                                     --------------------------
                                     Name: CHRISTOPHER J. ELDIN
                                     Title: MEMBER OF SENIOR MANAGEMENT

                                   by /s/ THOMAS G. MUOIO
                                     --------------------------
                                     Name: THOMAS G. MUOIO
                                     Title: ASSOCIATE

                                 THE CHASE MANHATTAN BANK, as
                                 Administrative Agent,

                                   by /s/ D. DAVEY
                                      --------------------------
                                      Name: D. DAVEY
                                      Title: VICE PRESIDENT

                                                                  CONFORMED COPY










                                    AMENDMENT AGREEMENT dated as of July 16,
                           1996, to the Amended and Restated Credit Agreement (Five-Year Competitive Advance and Revolving Credit Facility) dated as of August 24, 1993, as amended and restated as of June 21, 1994 and as amended by an Amendment Agreement dated as of June 20, 1995, and a Second Amendment Agreement dated as of February 29, 1996 (the "Credit Agreement"), among HARSCO CORPORATION (the "Company"), the undersigned lenders and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").


                  A. The parties hereto have agreed, subject to the terms and conditions hereof, to amend and restate the Credit Agreement in the form of the credit agreement attached hereto as Exhibit A (the "Amended Credit Agreement").

                  B. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.

                  Accordingly, the parties hereto hereby agree as follows:

                  SECTION 1. Amendment of Credit Agreement. (a) The Credit Agreement (including all Exhibits and Schedules thereto) is hereby amended and restated, effective as of the Restatement Effective Date (as hereinafter defined), to read in its entirety as set forth in Exhibit A.

                  (b) As of the Restatement Effective Date, The Chase Manhattan Bank, shall replace Chemical Bank as the Administrative Agent under the Amended Credit Agreement.

                  SECTION 2. Representations and Warranties. The Company hereby represents and warrants to each Lender, on and as of the date hereof and as of the Restatement Closing Date, as follows:

                  (a) The representations and warranties set forth in Article III of the Amended Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate solely to an earlier date.

                  (b) The Company is in compliance with all the terms and conditions of the Amended Credit Agreement on its part to be observed or performed and no Default or Event of Default has occurred and is continuing.

                  (c) The execution, delivery and performance by the Company of this Amendment Agreement and the Amended Credit Agreement (collectively, the "Amendment Documents") (i) has been duly authorized by each such person party thereto, and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, (ii) does not conflict with or violate (A) any provision of law, statute, rule or regulation, or of the constitutive documents or by-laws of the Company, (B) any order of any Governmental Authority or (C) any provision of any indenture, material agreement or other material instrument to which the Company is a party or by which it or any of its property may be bound and (iii) does not require any consents under, result in a breach of or constitute (with notice or lapse of time or both) a default under any such indenture, agreement or instrument.

The representations and warranties contained in Section 2(c) shall survive the termination of this Amendment Agreement and the Amended Credit Agreement.

                  SECTION 3. Effectiveness. This Amendment Agreement shall become effective on the date on which each of the following conditions shall have been satisfied (the "Restatement Effective Date").

                  (a) The Administrative Agent shall have received a favorable written opinion of Graham & James, counsel for the Company, dated the Restatement Effective Date and addressed to the Lenders, to the effect set forth in Exhibit B hereto.

                  (b) All legal matters incident to this Agreement and the borrowings hereunder shall be satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Administrative Agent.

                  (c) The Administrative Agent shall have received (i) a certificate as to the good standing of the Company as of a recent date from the Secretary of State of the State of Delaware; (ii) a certificate of the Secretary or Assistant Secretary of the Company dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the Restatement Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Loan Documents and the borrowings under the Amended Credit Agreement, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that attached thereto is a true and complete copy of the certificate of incorporation, including all amendments thereto, of the Company and that such certificate of incorporation of the Company has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Company; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Administrative Agent, may reasonably request.

                  (d) The Administrative Agent shall have received a certificate of the Company, dated the Restatement Effective Date and signed by a Financial Officer of the Company, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section
         4.01 of the Amended Credit Agreement.

                  (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Restatement Effective Date under the Credit Agreement, this Amendment Agreement, the Amended Credit Agreement, the Fee Letter or otherwise.

                  (f) No Loans shall be outstanding under the Credit Agreement as of the Restatement Effective Date.

                  SECTION 4. APPLICABLE LAW. THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5. Expenses. The Company shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment Agreement, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore. The agreement set forth in this
Section 5 shall survive the termination of this Amendment Agreement and the Amended Credit Agreement.

                  SECTION 6. Counterparts. This Amendment Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.


                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                  HARSCO CORPORATION,

                                   by /s/ Leonard A. Campanaro
                                      -----------------------------------
                                      Name:  Leonard A. Campanaro
                                      Title: Senior Vice President
                                              & Chief Financial Officer


                                   by /s/ Barry M. Sullivan
                                      -----------------------------------
                                      Name:  Barry M. Sullivan
                                      Title: Vice President & Treasurer


                                  THE CHASE MANHATTAN BANK,

                                   by /s/ D. Davey
                                      -----------------------------------
                                      Name:  D. Davey
                                      Title: Vice President


                                  CHEMICAL BANK,

                                   by /s/ D. Davey
                                      -----------------------------------
                                      Name:  D. Davey
                                      Title: Vice President

                                  BANK BRUSSELS LAMBERT, NEW YORK
                                  BRANCH,

                                   by /s/ John Kippax
                                      -----------------------------------
                                      Name:  John Kippax
                                      Title: Vice President

                                   by /s/ Dominick H.J. Vanagaever
                                      -----------------------------------
                                      Name:Dominick H.J. Vanagaever
                                      Title: Vice President
                                             Credit Department


                                  CIBC INC.,

                                   by /s/ Cheryl L. Root
                                      -----------------------------------
                                      Name:  Cheryl L. Root
                                      Title: Authorized
                                             Signatory


                                  CORESTATES BANK, N.A.,

                                   by /s/ Joseph M. Finley
                                      -----------------------------------
                                      Name:  Joseph M. Finley
                                      Title: Vice President


                                  DAUPHIN DEPOSIT BANK AND TRUST
                                  COMPANY,

                                   by /s/ Susan L. Davies
                                      -----------------------------------
                                      Name:  Susan L. Davies
                                      Title: Vice President


                                  FIRST UNION NATIONAL BANK,

                                   by /s/ Patrick A. McGovern
                                      -----------------------------------
                                      Name:  Patrick A. McGovern
                                      Title: Senior Vice President

                                  GULF INTERNATIONAL BANK
                                  B.S.C.,

                                   by /s/ Thomas E. Fitzherbert
                                      -----------------------------------
                                      Name:Thomas E. Fitzherbert
                                      Title: Vice President

                                   by /s/ Abdel-Fattah Tahoun
                                      -----------------------------------
                                      Name:  Abdel-Fattah Tahoun
                                      Title: Senior Vice
                                             President


                                  ISTITUTO BANCARIO SAN PAOLO DI
                                  TORINO SPA,

                                   by /s/ Gerard M. McKenna
                                      -----------------------------------
                                      Name:  Gerard M. McKenna
                                      Title: Vice President

                                   by /s/ Wendell Jones
                                      -----------------------------------
                                      Name:  Wendell Jones
                                      Title: Vice President


                                  MELLON BANK, N.A.,

                                   by /s/ Gilbert B. Mateer
                                      -----------------------------------
                                      Name:  Gilbert B. Mateer
                                      Title: Vice President


                                  MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,

                                   by /s/ Laura E. Reim
                                      -----------------------------------
                                      Name:  Laura E. Reim
                                      Title: Vice President

                                  NATIONSBANK OF NORTH CAROLINA,
                                  N.A.,

                                   by /s/ Michael D. Monte
                                      -----------------------------------
                                      Name:  Michael D. Monte
                                      Title: Senior Vice
                                             President


                                  PNC BANK, NATIONAL
                                  ASSOCIATION,

                                   by /s/ Robert Q. Reilly
                                      -----------------------------------
                                      Name:  Robert Q. Reilly
                                      Title: Vice President -
                                             Senior Relationship
                                             Manager


                                  SOCIETE GENERALE,

                                   by /s/ Gordon Saint-Denis
                                      -----------------------------------
                                      Name:  Gordon Saint-Denis
                                      Title: Vice President


                                  THE BANK OF NEW YORK,

                                   by /s/ Walter C. Parelli
                                      -----------------------------------
                                      Name:  Walter C. Parelli
                                      Title: Assistant Vice President


                                  THE FIRST NATIONAL BANK OF
                                  CHICAGO,

                                   by /s/ Lynn R. Dillon
                                      -----------------------------------
                                      Name:  Lynn R. Dillon
                                      Title: As Agent

                                  THE FIRST NATIONAL BANK OF
                                  MARYLAND,

                                   by /s/ Theodore K. Oswald
                                      -----------------------------------
                                      Name:  Theodore K. Oswald
                                      Title: Vice President


                                  THE FUJI BANK, LIMITED,

                                   by /s/ Gina M. Kearns
                                      -----------------------------------
                                      Name:  Gina M. Kearns
                                      Title: Vice President & Manager


                                  UNION BANK OF SWITZERLAND,

                                   by /s/ James P. Kelleher
                                      -----------------------------------
                                      Name:  James P. Kelleher
                                      Title: Assistant Vice President

                                   by /s/ Peter B. Yearley
                                      -----------------------------------
                                      Name:  Peter B. Yearley
                                      Title: Managing Director

                                                                       EXHIBIT A
                                                      TO THE AMENDMENT AGREEMENT



================================================================================






                      Amended and Restated Credit Agreement
          (Five-Year Competitive Advance and Revolving Credit Facility)




                           Dated As of July 16, 1996,



                                      Among


                               HARSCO CORPORATION,

                            THE LENDERS NAMED HEREIN

                                       and

                            THE CHASE MANHATTAN BANK


                             as Administrative Agent






================================================================================

                                TABLE OF CONTENTS


Article    Section                                                          Page
- -------    -------                                                          ----

      I.   DEFINITIONS


           1.01  Defined Terms   . . . . . . . . . . . . . . . . . . . .       1
           1.02  Terms Generally . . . . . . . . . . . . . . . . . . . .      21


     II.   THE CREDITS

           2.01  Commitments   . . . . . . . . . . . . . . . . . . . . .      22
           2.02  Loans   . . . . . . . . . . . . . . . . . . . . . . . .      23
           2.03  Competitive Bid Procedure   . . . . . . . . . . . . . .      25
           2.04  Standby Borrowing Procedure   . . . . . . . . . . . . .      29
           2.05  Refinancings  . . . . . . . . . . . . . . . . . . . . .      30
           2.06  Fees  . . . . . . . . . . . . . . . . . . . . . . . . .      31
           2.07  Repayment of Loans;   . . . . . . . . . . . . . . . . .      32
           2.08  Interest on Loans   . . . . . . . . . . . . . . . . . .      32
           2.09  Default Interest  . . . . . . . . . . . . . . . . . . .      33
           2.10  Alternate Rate of Interest  . . . . . . . . . . . . . .      34
           2.11  Termination and Reduction and
                      Increase of Commitments  . . . . . . . . . . . . .      34
           2.12  Prepayment  . . . . . . . . . . . . . . . . . . . . . .      36
           2.13  Reserve Requirements; Change in
                      Circumstances    . . . . . . . . . . . . . . . . .      37
           2.14  Change in Legality  . . . . . . . . . . . . . . . . . .      39
           2.15  Indemnity   . . . . . . . . . . . . . . . . . . . . . .      40
           2.16  Pro Rata Treatment  . . . . . . . . . . . . . . . . . .      41
           2.17  Sharing of Setoffs  . . . . . . . . . . . . . . . . . .      42
           2.18  Payments  . . . . . . . . . . . . . . . . . . . . . . .      43
           2.19  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .      43
           2.20  Assignment of Commitments and
                      Swingline Commitments Under
                      Certain Circumstances    . . . . . . . . . . . . .      47
           2.21  Swingline Loans . . . . . . . . . . . . . . . . . . . .      48
           2.22  Borrowings by Approved Borrowers  . . . . . . . . . . .      51


    III.   REPRESENTATIONS AND WARRANTIES


           3.01  Corporate Existence   . . . . . . . . . . . . . . . . .      52
           3.02  Financial Condition . . . . . . . . . . . . . . . . . .      52
           3.03  Litigation  . . . . . . . . . . . . . . . . . . . . . .      53
           3.04  No Breach . . . . . . . . . . . . . . . . . . . . . . .      53
           3.05  Action  . . . . . . . . . . . . . . . . . . . . . . . .      53

Article    Section                                                          Page
- -------    -------                                                          ----

           3.06  Approvals   . . . . . . . . . . . . . . . . . . . . . .      54
           3.07  Use of Credit . . . . . . . . . . . . . . . . . . . . .      54
           3.08  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .      54
           3.09  Taxes   . . . . . . . . . . . . . . . . . . . . . . . .      54
           3.10  Investment Company Act  . . . . . . . . . . . . . . . .      55
           3.11  Public Utility Holding Company  . . . . . . . . . . . .      55
           3.12  Material Agreements and Liens . . . . . . . . . . . . .      55
           3.13  Environmental Matters . . . . . . . . . . . . . . . . .      55
           3.14  Subsidiaries, etc.  . . . . . . . . . . . . . . . . . .      56
           3.15  True and Complete Disclosure  . . . . . . . . . . . . .      56
           3.16  Corporate Existence of Approved
                      Borrower   . . . . . . . . . . . . . . . . . . . .      57
           3.17  No Breach . . . . . . . . . . . . . . . . . . . . . . .      57
           3.18  Action  . . . . . . . . . . . . . . . . . . . . . . . .      57
           3.19  Approvals . . . . . . . . . . . . . . . . . . . . . . .      58
           3.20  Taxes on Payments of Approved
                      Borrowers  . . . . . . . . . . . . . . . . . . . .      58


     IV.   CONDITIONS OF LENDING

           4.01  All Borrowings  . . . . . . . . . . . . . . . . . . . .      58
           4.02 First Borrowing by Each Approved
                      Borrower   . . . . . . . . . . . . . . . . . . . .      59


      V.   AFFIRMATIVE COVENANTS

           5.01  Existence; Business and
                     Properties  . . . . . . . . . . . . . . . . . . . .      61
           5.02  Insurance . . . . . . . . . . . . . . . . . . . . . . .      62
           5.03  Obligations and Taxes . . . . . . . . . . . . . . . . .      62
           5.04  Financial Statements, Reports,
                     etc.  . . . . . . . . . . . . . . . . . . . . . . .      62
           5.05  Litigation and Other Notices  . . . . . . . . . . . . .      64
           5.06  ERISA . . . . . . . . . . . . . . . . . . . . . . . . .      64
           5.07  Maintaining Records . . . . . . . . . . . . . . . . . .      65
           5.08  Use of Proceeds . . . . . . . . . . . . . . . . . . . .      65


     VI.   NEGATIVE COVENANTS

           6.01  Liens . . . . . . . . . . . . . . . . . . . . . . . . .      65
           6.02  Sale and Lease-Back
                      Transactions   . . . . . . . . . . . . . . . . . .      67
           6.03  Mergers, Sales of Assets, etc.  . . . . . . . . . . . .      67
           6.04  Lines of Business; Fiscal Year  . . . . . . . . . . . .      68
           6.05  Transactions with Affiliates  . . . . . . . . . . . . .      68

Article    Section                                                          Page
- -------    -------                                                          ----

           6.06  Net Worth . . . . . . . . . . . . . . . . . . . . . . .      69
           6.07  Total Debt to Total Capital
                      Ratio  . . . . . . . . . . . . . . . . . . . . . .      69

    VII.   EVENTS OF DEFAULT                                                69


   VIII.   THE ADMINISTRATIVE AGENT                                         73

     IX.   GUARANTEE

           9.01  Guarantee . . . . . . . . . . . . . . . . . . . . . . .      76
           9.02  Obligations Unconditional . . . . . . . . . . . . . . .      76
           9.03  Reinstatement . . . . . . . . . . . . . . . . . . . . .      77
           9.04  Subrogation . . . . . . . . . . . . . . . . . . . . . .      78
           9.05  Remedies  . . . . . . . . . . . . . . . . . . . . . . .      78
           9.06  Continuing Guarantee  . . . . . . . . . . . . . . . . .      78

      X.      MISCELLANEOUS

           10.01  Notices  . . . . . . . . . . . . . . . . . . . . . . .      78
           10.02  Survival of Agreement. . . . . . . . . . . . . . . . .      79
           10.03  Binding Effect   . . . . . . . . . . . . . . . . . . .      79
           10.04  Successors and Assigns . . . . . . . . . . . . . . . .      80
           10.05  Expenses; Indemnity  . . . . . . . . . . . . . . . . .      84
           10.06  Right of Setoff  . . . . . . . . . . . . . . . . . . .      85
           10.07  Applicable Law . . . . . . . . . . . . . . . . . . . .      85
           10.08  Waivers; Amendment . . . . . . . . . . . . . . . . . .      85
           10.09  Interest Rate Limitation . . . . . . . . . . . . . . .      86
           10.10  Entire Agreement . . . . . . . . . . . . . . . . . . .      87
           10.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . .      87
           10.12  Severability . . . . . . . . . . . . . . . . . . . . .      87
           10.13  Judgment Currency  . . . . . . . . . . . . . . . . . .      87
           10.14  Counterparts . . . . . . . . . . . . . . . . . . . . .      88
           10.15  Headings . . . . . . . . . . . . . . . . . . . . . . .      88
           10.16  Jurisdiction; Consent to Service
                     of Process  . . . . . . . . . . . . . . . . . . . .      89

Exhibits

Exhibit A-1      Form of Competitive Bid Request
Exhibit A-2      Form of Notice of Competitive Bid Request
Exhibit A-3      Form of Competitive Bid
Exhibit A-4      Form of Competitive Bid Accept/Reject Letter
Exhibit A-5      Form of Standby Borrowing Request
Exhibit B        Form of Administrative Questionnaire
Exhibit C        Form of Assignment and Acceptance

Article    Section                                                          Page
- -------    -------                                                          ----

Exhibit D-1      Form of Opinion of Counsel for General
                 Counsel for Approved Borrowers
Exhibit E-1      Form of Designation Letter
Exhibit E-2      Form of Termination Letter

Schedules
- ---------

Schedule 2.01    Lenders and Commitments
Schedule 2.21    Swingline Lenders and Commitments
Schedule 2.22    Approved Borrowers
Schedule 3.03    Litigation
Schedule 3.12    Material Agreements and Liens
Schedule 3.14    Subsidiaries of the Company

                                    AMENDED AND RESTATED CREDIT AGREEMENT
                           (FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY) (the "Agreement") dated as of July 16, 1996, among HARSCO CORPORATION, a Delaware corporation (the "Company"), the lenders listed in
                           Schedule 2.01 (the "Lenders"), and THE CHASE
                           MANHATTAN BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                  The Company has requested the Lenders to extend credit to the Company in order to enable it to borrow on a standby revolving credit basis on and after the date hereof and at any time and from time to time prior to the Maturity Date (as herein defined) (i) Standby Loans in an aggregate principal amount at any time outstanding not in excess of $400,000,000 at any time outstanding and (ii) Swingline Loans in an aggregate principal amount at any time outstanding not in excess of the lesser of (x) $150,000,000 and (y) the excess of the Total Commitment over the aggregate principal amount of Loans outstanding at such time. The Company has also requested the Lenders to provide a procedure pursuant to which the Company may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Company. The proceeds of all such borrowings are to be used for general corporate purposes, including commercial paper backup. The Lenders are willing to extend such credit to the Company on the terms and subject to the conditions herein set forth.

                  Accordingly, the Company, the Lenders and the Administrative Agent agree as follows:

ARTICLE I.  DEFINITIONS

                  Section 1.01.  Defined Terms.  As used in this
Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Standby Loan or Swingline Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Administrative Fees" shall have the meaning assigned to such term in Section 2.06(b).

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

                  "Alternative Currency" shall mean (a) Belgian Francs, Deutsche Marks, French Francs and Sterling and (b) any other freely available currency which is freely transferable and freely convertible into Dollars and in which dealings in deposits are carried on in the London or other interbank market, which shall be requested by a Borrower in respect of an Alternative Currency Borrowing and approved by each Lender making an Alternative Currency Loan comprising a part of such Borrowing.

                  "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Loans. All Alternative Currency Borrowings shall be Eurocurrency Borrowings.

                  "Alternative Currency Equivalent" shall mean, with respect to any amount of Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date. The term "Alternative Currency Equivalent" may be preceded by a reference to an Alternative Currency (e.g., "DEM Alternative Currency Equivalent"), in which case the Alternative Currency so referenced shall be the "specified" Alternative Currency.

                  "Alternative Currency Loan" shall mean any Loan denominated in an Alternative Currency.

                  "Applicable Margin" shall mean on any date, (A) with respect to ABR Loans, 0% and (B) with respect to Eurocurrency Loans, the applicable spreads set forth below based upon the ratings applicable on such date to senior, unsecured, non-credit enhanced, long-term indebtedness of the Company for borrowed money ("Index Debt"):

- --------------------------------------------------------------------------------

                                                    Eurocurrency
                                                    Loan Spread
- --------------------------------------------------------------------------------
Category 1

A- or higher by S&P;                                   .150%
A3 or higher by Moody's

- --------------------------------------------------------------------------------
Category 2

BBB+ by S&P;                                           .175%
Baa1 by Moody's

- --------------------------------------------------------------------------------
Category 3

BBB by S&P;                                            .225%
Baa2 by Moody's

- --------------------------------------------------------------------------------
Category 4

BBB- by S&P;                                           .250%
Baa3 by Moody's

- --------------------------------------------------------------------------------
Category 5

BB+ or lower by S&P;                                   .425%
Ba1 or lower by Moody's

- --------------------------------------------------------------------------------

For purposes of determining the Applicable Margin for Eurocurrency Loans, (a) if either Moody's or S&P shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating for Index Debt in Category 5; (b) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be determined by reference to the superior (or numerically lower) Category; and (c) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Margin shall apply to all Eurocurrency Loans and ABR Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency.

                  "Applicable Percentage" shall mean, with respect to any Lender at any time, the percentage of the Total Commitment represented by such Lender's Commitment at such time.

                  "Approved Borrower" shall mean any wholly owned Subsidiary of the Company as to which a Designation Letter shall have been delivered to the Administrative Agent in accordance with Section 2.22 hereof and as to which a Termination Letter shall not have been delivered to the Administrative Agent.

                  "Assigned Dollar Value" shall mean, in respect of any Borrowing denominated in an Alternative Currency, the Dollar Equivalent thereof determined based upon the applicable Spot Exchange Rate as of the Denomination Date for such Borrowing.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C or such other form as shall be approved by the Administrative Agent.

                  "Belgian Francs" or "BEF" shall mean lawful money of the Kingdom of Belgium.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowers" shall mean the Company and each Approved Borrower.

                  "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or (a) in the case of a

Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03 or (b) in the case of a Swingline Borrowing, by the Swingline Lenders) on a single date and as to which a single Interest Period is in effect.

                  "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market and, if such reference relates to the date on which any amount is to be paid or made available in an Alternative Currency, the term "Business Day" shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of such Alternative Currency.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the date hereof) shall own directly or indirectly, beneficially or of record, shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) a majority of the seats (other than vacant seats) on the board of directors of the Company shall at any time have been occupied by persons who were neither (i) nominated by the board of directors of the Company, nor (ii) appointed by directors so nominated; or (c) any person or group shall otherwise directly or indirectly Control the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

                  "Committed Credit Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate amount of such Lender's Standby Loan Exposure at such time, plus (b) the aggregate amount of such Lender's Swingline Loan Exposure at such time.

                  "Commitment" shall mean, with respect to each Lender, the commitment of such Lender hereunder as set forth in Schedule 2.01 hereto, as such Lender's Commitment may be permanently terminated, reduced or increased from time to time pursuant to Section 2.11.

                  "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive Bid Accept/Reject Letter" shall mean a notification made by a Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

                  "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurocurrency Loan, the Competitive Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" shall mean a request made pursuant to Section 2.03 in the form of Exhibit A-1.

                  "Competitive Borrowing" shall mean a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by a Borrower under the bidding procedure described in Section 2.03.

                  "Competitive Loan" shall mean a loan from a Lender to a Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

                  "Competitive Margin" shall mean, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

                  "Denomination Date" shall mean, in relation to any Alternative Currency Borrowing, the date that is three Business days before the date such Borrowing is made.

                  "Deutsche Marks" or "DEM" shall mean lawful money of the Federal Republic of Germany.

                  "Dollar Equivalent" shall mean, with respect to an amount of any Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of such Alternative Currency at the Spot Exchange Rate with respect to such Alternative Currency on such date.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiaries" shall mean any Subsidiary organized or incorporated under the laws of one of the States of the United States of America, the laws of the District of Columbia or the Federal laws of the United States of America.

                  "Effective Date" shall mean the date of this Amended and Restated Credit Agreement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group which the Company is a member and which is treated as a single employer under Section 414 of the Code.

                  "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

                  "Eurocurrency Competitive Borrowing" shall mean a Competitive Borrowing comprised of Eurocurrency Competitive Loans.

                  "Eurocurrency Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Loan" shall mean any Eurocurrency Competitive Loan or Eurocurrency Standby Loan.

                  "Eurocurrency Standby Borrowing" shall mean a Standby Borrowing comprised of Eurocurrency Standby Loans.

                  "Eurocurrency Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning assigned to such term in Article VII.

                  "Facility Fee" shall have the meaning assigned to such term in
Section 2.06(a).

                  "Facility Fee Percentage" shall mean on any date, the applicable percentage set forth below based upon the ratings applicable on such date to the Company's Index Debt:

- --------------------------------------------------------------------------------
                                                       Facility
                                                         Fee
                                                      Percentage

- --------------------------------------------------------------------------------
Category 1

A- or higher by S&P;                                     .080%
A3 or higher by Moody's

- --------------------------------------------------------------------------------
Category 2

BBB+ by S&P;                                             .100%
Baa1 by Moody's

- --------------------------------------------------------------------------------
Category 3

BBB by S&P;                                              .125%
Baa2 by Moody's

- --------------------------------------------------------------------------------
Category 4

BBB- by S&P;                                             .150%
Baa3 by Moody's

- --------------------------------------------------------------------------------
Category 5

BB+ or lower by S&P;                                     .200%
Ba1 or lower by Moody's

- --------------------------------------------------------------------------------

For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating for Index Debt in Category 5; (b) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Facility Fee Percentage shall be determined by reference to the superior (or numerically lower) Category; and (c) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Facility Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

                  "Fees" shall mean the Administrative Fees, the Facility Fee and the Utilization Fee.

                  "Financial Officer" of any corporation shall mean the Chief Financial Officer, principal accounting officer, Treasurer or Controller of such corporation.

                  "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

                  "French Francs" or "FRF" shall mean lawful money of the Republic of France.

                  "GAAP" shall mean United States generally accepted accounting principles, applied on a basis consistent with the financial statements referred to in Section 3.02.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any person shall mean any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guarantor" shall mean the Company in its capacity as the guarantor under Section 9.01.

                  "Indebtedness" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services,
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances; provided, however, that Indebtedness shall not include trade accounts payable in the ordinary course of business. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

                  "Index Debt" shall have the meaning given such term under Applicable Margin.

                  "Interest Payment Date" shall mean, with respect to any Loan, the last day of each Interest Period applicable thereto and, in the case of a Eurocurrency Loan with an

Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days duration, as the case may be, been applicable to such Loan and, in addition, the date of any refinancing of such Loan with a Loan of a different Type.

                  "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the applicable Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earlier of (i) the next succeeding day which shall be the last day of any March, June, September or December and (ii) the Maturity Date, (c) as to any Swingline Borrowing, the period commencing on the date of such Borrowing and ending seven Business days following such Borrowing and (d) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, (i) the interest rate per annum for deposits for a maturity most nearly comparable to such Interest Period in the currency in which such Borrowing is denominated which appears on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen as of 11:00 a.m., London time, on the date that is two Business days prior to the first day of such Interest Period or, if such a rate does not appear on page 3740 or 3750, as applicable, of the Dow Jones Telerate Screen,

(ii) an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which deposits in the currency in which such Borrowing is denominated approximately equal in principal amount to the Loan of the Administrative Agent, in its capacity as a Lender (or, if the Administrative Agent is not a Lender in respect of such Borrowing, then the Loan of the Lender in respect of such Borrowing with the greatest Loan amount), included in such Eurocurrency Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on the relevant date of determination.

                  "Lien" shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and
(c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan" shall mean any Competitive Loan, Standby Loan or Swingline Loan.

                  "Loan Documents" shall mean this Agreement and the Fee Letter dated June 11, 1996, among the Administrative Agent, Chase Securities Inc. and the Company.

                  "Margin Stock" shall have the meaning given such term under Regulation U.

                  "Material Adverse Change" or "Material Adverse Effect" shall mean (a) a materially adverse change in, or a materially adverse effect on, the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or (b) a material impairment of the ability of the Company or any Approved Borrower to perform any of its respective obligations under any Loan Document to which it is or becomes a party.

                  "Maturity Date" shall mean July 16, 2001.

                  "Moody's" shall mean Moody's Investors Service, Inc.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "Net Income" shall mean, for any period for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), net income for such period.

                  "Net Worth" shall mean, as at any date, the sum for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the following:

                  (a) the amount of common stock; plus

                  (b) the amount of any preferred stock that does not have any requirement for the Company to purchase, redeem, retire or otherwise acquire the same; plus

                  (c) the amount of additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of such deficit); plus

                  (d) cumulative translation adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); plus

                  (e) cumulative pension liability adjustments (or, in the case of negative adjustments, minus the amount of such adjustments); minus

                  (f) the cost of treasury stock.

                  "Obligation Currency" shall have the meaning assigned to such term in Section 10.13.

                  "Other Taxes" shall have the meaning assigned to such term in
Section 2.19(b).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code which is maintained for current or former employees, or any beneficiary thereof, of the Company or any ERISA Affiliate.

                  "Register" shall have the meaning given such term in Section 10.04(d).

                  "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Commitments representing a majority of the Total Commitment or, for purposes of acceleration pursuant to clause (ii) of Article VII, Lenders holding Loans representing a majority of the aggregate principal amount of the Loans outstanding. For purposes of determining the Required Lenders, any Loans denominated in an Alternative Currency shall be translated into Dollars at the Spot Exchange Rate in effect on the applicable Denomination Date.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "S&P" shall mean Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies Inc.

                  "Spot Exchange Rate" shall mean, on any day, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by The Chase Manhattan Bank in London for such Alternative Currency at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by The Chase Manhattan Bank in London for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.

                  "Standby Borrowing" shall mean a borrowing consisting of simultaneous Standby Loans from each of the Lenders.

                  "Standby Borrowing Request" shall mean a request made pursuant to Section 2.04 in the form of Exhibit A-5.

                  "Standby Loan" shall mean a revolving loan made by a Lender pursuant to Section 2.04. Each Standby Loan shall be a Eurocurrency Standby Loan or an ABR Loan.

                  "Standby Loan Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount at such time of all outstanding Standby Loans of such Lender denominated in Dollars, plus (b) the Assigned Dollar Value at such time of the aggregate principal amount at such time of all outstanding Standby Loans of such Lender that are Alternative Currency Loans.

                  "Sterling" or "GBP" shall mean lawful money of the United Kingdom.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, Controlled or held, or (b) which is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean any subsidiary of the Company.

                  "Swingline Borrowing" shall mean a borrowing consisting of simultaneous Swingline Loans from each of the Swingline Lenders.

                  "Swingline Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make Swingline Loans hereunder as set forth in
Schedule 2.21, as such Lender's Swingline Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.21(d).

                  "Swingline Commitment Percentage" shall mean, with respect to any Swingline Lender at any time, the percentage that the Swingline Commitment of such Swingline Lender represents of the Total Swingline Commitment at such time.

                  "Swingline Lender" shall mean any Lender with a Swingline Commitment.

                  "Swingline Loan" shall mean any loan made by a Lender pursuant to Section 2.21. Each Swingline Loan shall be denominated in Dollars and shall be an ABR Loan.

                  "Swingline Loan Exposure" shall mean, at any time, the aggregate principal amount at such time of all Swingline Loans. The Swingline Loan Exposure of any Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Loan Exposure at such time.

                  "Taxes" shall have the meaning assigned to such term in
Section 2.19(a).

                  "Total Capital" shall mean, at any time, Net Worth plus Total Debt.

                  "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments, as in effect at such time.

                  "Total Debt" shall mean, at any time, the aggregate outstanding principal amount of all Indebtedness of the Company and its Subsidiaries at such time (other than Indebtedness described in clause (i) or (j) of the definition of the term "Indebtedness") determined on a consolidated basis (without duplication) in accordance with GAAP; provided that the term "Total Debt" shall include any preferred stock that provides for the mandatory purchase, retirement, redemption or other acquisition of the same by the Company or any Subsidiary (other than preferred stock held by the Company or any Subsidiary).

                  "Total Swingline Commitment" shall mean, at any time, the aggregate amount of the Swingline Commitments, as in effect at such time.

                  "Transferee" shall have the meaning assigned to such term in
Section 2.19(a).

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowings are denominated. For purposes hereof, "rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate, and "currency" shall include Dollars and any Alternative Currency permitted hereunder.

                  "Utilization Fee" shall have the meaning assigned to such term in Section 2.06(c).

                  "Utilization Fee Percentage" shall mean on any date the applicable percentage set forth below for the

Utilization Fee based upon the ratings applicable on such date to the Company's Index Debt:

- --------------------------------------------------------------------------------
                                                   Utilization
                                                       Fee
                                                   Percentage
- --------------------------------------------------------------------------------
Category 1

A- or higher by S&P;                                  .050%
A3 or higher by Moody's

- --------------------------------------------------------------------------------
Category 2

BBB+ by S&P;                                          .075%
Baa1 by Moody's

- --------------------------------------------------------------------------------
Category 3

BBB by S&P;                                           .075%
Baa2 by Moody's

- --------------------------------------------------------------------------------
Category 4

BBB- by S&P;                                          .075%
Baa3 by Moody's

- --------------------------------------------------------------------------------
Category 5

BB+ or lower by S&P;                                  .075%
Ba1 or lower by Moody's

- --------------------------------------------------------------------------------

For purposes of the foregoing, (a) if either Moody's or S&P shall not have in effect a rating for Index Debt (other than because such rating agency shall no longer be in the business of rating corporate debt obligations), then such rating agency will be deemed to have established a rating for Index Debt in Category 5; (b) if the ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Utilization Fee Percentage shall be determined by reference to the superior (or numerically lower) Category; and (c) if any rating established or deemed to have been established by Moody's or S&P shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Utilization Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system or the non-availability of ratings from such rating agency.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Lenders.

ARTICLE II.  THE CREDITS

                  Section 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrowers, at any time and from time to time on and after the date hereof and until the earlier of the Maturity Date and the termination of the Commitment of such Lender, in Dollars or one or more Alternative Currencies (as specified in the Borrowing Requests with respect thereto), in an aggregate principal amount at any time outstanding that will not result in such Lender's Committed Credit Exposure exceeding such Lender's Commitment, subject, however, to the conditions that (i) at no time shall (A) the sum of (I) the aggregate Standby Loan Exposure of all the Lenders, plus (II) the outstanding aggregate principal amount or Assigned Dollar Value of all Competitive Loans made by all Lenders, plus (III) the amount of the Swingline Loan Exposure, exceed (B) the Total Commitment and
(ii) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal such Lender's Applicable Percentage of the outstanding aggregate principal amount of all Standby Loans made pursuant to
Section 2.04. Each Lender's Commitment is set forth opposite its name in
Schedule 2.01. Such Commitments may be terminated, reduced or increased from time to time pursuant to Section 2.11. Within the foregoing limits, the Borrowers may borrow, pay or prepay and reborrow hereunder, on and after the date hereof and prior to the Maturity Date, subject to the terms, conditions and limitations set forth herein.

                  (b) For purposes of paragraph (a) above, if the Dollar Equivalent of an outstanding Borrowing denominated in an Alternative Currency, determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the date that is three Business days before the end of the Interest Period with respect to such Borrowing, does not exceed by more than 5% the Assigned Dollar Value of such Borrowing, and if the entire amount of such Borrowing is to be refinanced with a new Borrowing of equivalent amount in the same currency and by the same Borrower, then such Borrowing shall continue to have the same Assigned Dollar Value as in effect prior to such refinancing. The Administrative Agent shall determine the applicable Spot Exchange Rate as of the date three Business days before the end of an Interest Period with respect to a Borrowing denominated in an Alternative Currency and shall promptly notify the Company and the Lenders whether the Dollar Equivalent of such Borrowing exceeds by more than 5% the Assigned Dollar Value thereof.

                  (c) Notwithstanding anything in this Agreement to the contrary, Dauphin Deposit Bank and Trust Company shall not make Loans as part of any non-U.S. Dollar Borrowing. The amount of any such requested Borrowing shall, subject in all cases to the limitations contained in paragraph (a) above, be divided among other Lenders pro rata in accordance with their respective shares of the Total Commitment.

                  Section 2.02. Loans. (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Competitive Loans and Standby Loans comprising any Borrowing shall be in (i) an aggregate principal amount or Assigned Dollar Value which is not less than $10,000,000 and, except in the case of Alternative Currency Borrowings, an integral multiple of $1,000,000 or (ii) an aggregate principal amount equal to the remaining balance of the available applicable Commitments. The Loans comprising each Alternative Currency Borrowing shall be made in the Alternative Currency specified in the applicable Standby Borrowing Request in an amount equal to the Alternative Currency amount specified in such Standby Borrowing Request; provided, however, that for purposes of clause (i) above, each Alternative Currency Borrowing shall be deemed to be in an aggregate principal amount equal to the Dollar Equivalent of such Alternative Currency Borrowing, which Dollar Equivalent shall be determined by the Administrative Agent as of the Denomination Date for such Borrowing (which determination shall be conclusive absent manifest error).

                  (b) Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurocurrency Standby Loans or ABR Loans, as the Borrowers may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any

Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that none of the Borrowers shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Standby Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Subject to Section 2.05, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds (in the case of any Loan denominated in Dollars) or such other immediately available funds as may then be customary for the settlement of international transactions in the relevant currency not later than 11:00 a.m., New York City time, in the case of fundings to an account in New York City, or 11:00 a.m., local time, in the case of fundings to an account(s) in another jurisdiction, and the Administrative Agent shall by 12:00 (noon), New York City time, in the case of fundings to (an) account(s) in New York City, or 12:00 (noon), local time, in the case of fundings to an account(s) in another jurisdiction, credit the amounts so received to an account(s) designated by the applicable Borrower in the applicable Borrowing Request, which account(s) must be in the country of the currency of the Loan (it being understood that the funding may be for the credit of an account outside such country) or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.16. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. If the Administrative Agent shall have so made funds available then to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon in such currency, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, none of the Borrowers shall be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  Section 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Borrowing, not later than 11:00 a.m., New York City time (or, if the Bid Request is delivered or telecopied to the Administrative Agent in London, 10:00 a.m., London time), four Business days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the applicable Borrower of such rejection by telecopier. Such request shall in each case refer to this Agreement and specify (A) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or a Fixed Rate Borrowing, (B) the date of such Borrowing (which shall be a Business Day), (C) the aggregate principal amount of such Borrowing, (D) the currency of such Borrowing and (E) the Interest Period with respect thereto (which may not end after the Maturity
Date). If no election as to the currency of Borrowing is specified in any Competitive Bid Request, then the applicable Borrower shall be deemed to have requested Borrowings in Dollars. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by telecopier (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

                  (b) Each Lender may, in its sole discretion, make one or more Competitive Bids to a Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent via telecopier, in the form of Exhibit A-3 hereto, (i) in the case of Eurocurrency Competitive Borrowing not later than 11:00 a.m., New York City time (or, if the Competitive Bid is delivered or telecopied to the Administrative Agent in London, 10:00 a.m., London time), three Business days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the applicable Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (A) the principal amount (which (x) shall be in a minimum principal amount or Assigned Dollar Value of $5,000,000 and (except in the case of Alternative Currency Borrowings) in an integral multiple of $1,000,000, (y) shall be expressed in Dollars or, in the case of an Alternative Currency Borrowing, in both the Alternative Currency and the Assigned Dollar Value thereof and (z) may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the applicable Borrower, (B) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (C) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by telecopier (I) in the case of Eurocurrency Competitive Loans, not later than 11:00 a.m., New York City time (or, if the notice is delivered or telecopied to the Administrative Agent in London, 10:00 a.m., London time), three Business days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 11:00 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Administrative Agent shall promptly notify the applicable Borrower by telecopier of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids to the applicable Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.03.

                  (d) The applicable Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopier in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurocurrency Competitive Borrowing, not later than 11:30 a.m., New York City time (or, if the notice is delivered or telecopied to the Administrative Agent in London, 10:30 a.m., London time), three Business days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 11:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that (i) the failure by the applicable Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate,

(iii) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request,
(iv) if such Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause
(iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in (x) a minimum principal amount or Assigned Dollar Value of $5,000,000 and (except in the case of Alternative Currency Borrowings) an integral multiple of $1,000,000 or (y) an aggregate principal amount equal to the remaining balance of the available applicable Commitments; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the applicable Borrower. A notice given by the applicable Borrower pursuant to this paragraph (d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) A Competitive Bid Request shall not be made within five Business days after the date of any previous Competitive Bid Request.

                  (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the applicable Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to paragraph (b) above.

                  (h) In the event that any Borrower wishes to make a Borrowing in any Alternative Currency other than Belgian Francs, Deutsche Marks, French Francs or Sterling, such Borrowing shall be made as a Competitive Borrowing.

                  (i) All notices required by this Section 2.03 shall be given in accordance with Section 10.01.

                  Section 2.04. Standby Borrowing Procedure. In order to request a Standby Borrowing, a Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 hereto, to be received by the Administrative Agent (a) in the case of a Eurocurrency Standby Borrowing, not later than 11:00 a.m., New York City time (or, if the Borrowing Request is delivered or telecopied to the Administrative Agent in London, 10:00 a.m., London time), three Business days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above (but in no event later than the time necessary to effect the funding of the Loan). No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurocurrency Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day), (iii) the aggregate principal amount of the Borrowing, (iv) the currency of such Borrowing (which, in the case of an ABR Borrowing, shall be Dollars) and (v) if such Borrowing is to be a Eurocurrency Borrowing, the Interest Period with respect thereto. If no election as to the currency of Borrowing is specified in any Standby Borrowing Request, then the applicable Borrower shall be deemed to have requested Borrowings in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing if denominated in an

Alternative Currency. If no Interest Period with respect to any Eurocurrency Borrowing is specified, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. If the applicable Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Standby Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing if denominated in Dollars or a Eurocurrency Borrowing in the same currency and with an Interest Period of one month if denominated in an Alternative Currency. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 (and the contents thereof), of each Lender's portion of the requested Borrowing and, in the case of an Alternative Currency Borrowing, of the Dollar Equivalent of the Alternative Currency amount specified in the applicable Standby Borrowing Request and the Spot Exchange Rate utilized to determine such Dollar Equivalent. Subject to Section 2.01(b), if the Dollar Equivalent of a Lender's portion of any such Borrowing would exceed such Lender's remaining available applicable Commitment, then such Lender's portion of such Borrowing shall be reduced to the Alternative Currency Equivalent of such Lender's remaining available Commitment.

                  Section 2.05. Refinancings. A Borrower may refinance all or any part of any Competitive Borrowing or Standby Borrowing with a Competitive Borrowing or a Standby Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Standby Borrowings and Standby Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.07 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the applicable Borrower pursuant to Section 2.02(c); provided, however, that in the case of any refinancing of a Borrowing with another Borrowing in the same currency, (i) if the principal amount extended by a Lender in a refinancing is greater than the principal amount extended by such Lender in the Borrowing being refinanced, then such Lender shall pay such difference to the Administrative Agent for distribution to the Lenders described in (ii) below, (ii) if the principal amount extended by a Lender in the Borrowing being refinanced is greater than the principal amount being extended by such Lender in the refinancing, the Administrative Agent shall return the difference to such Lender out of amounts received pursuant to (i) above, and (iii) to the extent any Lender fails to pay the Administrative Agent amounts due from it pursuant to
(i) above, any Loan or portion thereof being refinanced with such amounts shall not be deemed repaid in accordance with Section 2.07 and shall be payable by the applicable Borrower.

                  Section 2.06. Fees. (a) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date, a facility fee (a "Facility Fee") equal to the Facility Fee Percentage of the daily average amount of the Commitment of such Lender, whether used or unused (and whether or not the conditions set forth in Section 4.01 shall have been satisfied), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated and all outstanding Loans of such Lender repaid). All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the earlier of the Maturity Date and the date on which the Commitment of such Lender shall have been terminated and the Loans of such Lender shall have been repaid.

                  (b) The Company agrees to pay the Administrative Agent, for its own account, the fees set forth in the letter agreements dated June 11, 1996, among the Administrative Agent, Chase Securities Inc. and the Company (the "Administrative Fees") at the times and in the amounts set forth therein.

                  (c) The Company agrees to pay to each Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein, a utilization fee (a "Utilization Fee") equal to the Utilization Fee Percentage of the sum of (i) the Committed Credit Exposure of such Lender plus

(ii) the outstanding principal amount (or Assigned Dollar Value, in the case of Loans denominated in an Alternative Currency) of the Competitive Loans of such Lender for each day on which the outstanding aggregate principal amount (or Assigned Dollar Value) of Loans exceeds 50% of the Total Commitment. All Utilization Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

                  (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

                  Section 2.07. Repayment of Loans. (a) Each Borrower agrees to pay the outstanding principal balance of each Loan on the last day of the Interest Period applicable to such Loan and on the Maturity Date. Each Loan shall bear interest from the date of the Borrowing of which such Loan is a part on the outstanding principal balance thereof as set forth in Section 2.08.

                  (b) Each Lender shall, and is hereby authorized by the Borrowers to, maintain, in accordance with its usual practice, records evidencing the indebtedness of each Borrower to such Lender hereunder from time to time, including the date, amount, currency and Type of and the Interest Period applicable to each Loan made by such Lender from time to time and the amounts of principal and interest paid to such Lender from time to time in respect of each such Loan.

                  (c) The entries made in the records maintained pursuant to paragraph (b) of this Section 2.07 and in the Register maintained by the Administrative Agent pursuant to Section 10.04(d) shall be prima facie evidence of the existence and amounts of the obligations of each Borrower to which such entries relate; provided, however, that the failure of any Lender or the Administrative Agent to maintain or to make any entry in such records or the Register, as applicable, or any error therein shall not in any manner affect the obligation of any Borrower to repay any Loans in accordance with the terms of this Agreement.

                  Section 2.08. Interest on Loans. (a) Subject to the provisions of Section 2.09, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days (or, in the case of Loans denominated in (A) Belgian Francs or Sterling, over a year of 365 or 366 days, or (B) any Alternative Currency other than Belgian Francs, Deutsche Marks, French Francs or Sterling, on the basis customarily used for borrowings between banks in the principal market for such Alternative Currency)), at a rate per annum equal to (i) in the case of each Eurocurrency Standby Loan, the LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is part plus the Applicable Margin from time to time in effect and (ii) in the case of each Eurocurrency Competitive Loan, the LIBO Rate for the Interest Period in effect for the Borrowing of which such Loan is a part plus the Competitive Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                  (b) Subject to the provisions of Section 2.09, the Loans comprising each ABR Borrowing (including each Swingline Borrowing) shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate.

                  (c) Subject to the provisions of Section 2.09, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

                  (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  Section 2.09. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time from the Administrative Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2% per annum (or, in the case of the principal of any Loan, if higher, the rate of interest otherwise applicable, or most recently applicable, to such Loan hereunder plus 2% per annum).

                  Section 2.10. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business days prior to the commencement of any Interest Period for a Eurocurrency Borrowing of any Type the Administrative Agent shall have determined that Dollar deposits or deposits in the Alternative Currency in which such Borrowing is to be denominated in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the applicable Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the applicable Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any request by a Borrower for a Eurocurrency Competitive Borrowing pursuant to Section 2.03 shall be of no force or effect and shall be denied by the Administrative Agent and (ii) any request by a Borrower for a Eurocurrency Standby Borrowing of the affected Type or in the affected currency shall be deemed to be a request for an ABR Borrowing denominated in Dollars. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  Section 2.11. Termination, Reduction and Increase of Commitments. (a) The Commitments shall be automatically terminated at the Administrative Agent's close of business in New York City on the Maturity Date.

                  (b) Upon at least two Business days' prior irrevocable written or telecopy notice to the Administrative Agent, the Company (on behalf of all the Borrowers) may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that
(i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $5,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the aggregate outstanding principal amount of the Competitive Loans and Standby Loans and Swingline Loans.

                  (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced accrued to but not including the date of such termination or reduction.

                  (d) The Company may from time to time, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders), request that the Total Commitment be increased by an amount that is not less than $25,000,000 and will not result in the Total Commitment under this Agreement exceeding $500,000,000. Each such notice shall set forth the requested amount of the increase in the Total Commitment and the date on which such increase is to become effective (which shall be not fewer than 20 days after the date of such notice), and shall offer each Lender the opportunity to increase its Commitment by its ratable share, based on the amounts of the Lenders' Commitments, of the requested increase in the Total Commitment. Each Lender shall, by notice to the Company and the Administrative Agent given not more than 10 Business days after the date of the Company's notice, either agree to increase its Commitment by all or a portion of the offered amount or decline to increase its Commitment (and any Lender that does not deliver such a notice within such period of 10 Business days shall be deemed to have declined to increase its Commitment). In the event that, on the 10th Business Day after the Company shall have delivered a notice pursuant to the first sentence of this paragraph, the Lenders shall have agreed pursuant to the preceding sentence to increase their Commitments by an aggregate amount less than the increase in the Total Commitment requested by the Company, the Company shall have the right to arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Augmenting Lender"), which may include any Lender, to extend

Commitments or increase their existing Commitments in an aggregate amount equal to the unsubscribed amount, provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall execute all such documentation as the Administrative Agent shall specify to evidence its status as a Lender hereunder. If (and only if) Lenders (including Augmenting Lenders) shall have agreed to increase their Commitments or to extend new Commitments in an aggregate amount not less than $25,000,000, such increases and such new Commitments shall become effective on the date specified in the notice delivered by the Company pursuant to the first sentence of this paragraph. Notwithstanding the foregoing, no increase in the Total Commitment (or in the Commitment of any Lender) shall become effective under this paragraph unless, on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section 4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company.

                  Section 2.12. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent:
(i) in the case of Eurocurrency Loans before 11:00 a.m., New York City time (or, if such notice is delivered or telecopied to the Administrative Agent in London, 10:00 a.m., London time), three Business days prior to prepayment and (ii) in the case of ABR Loans, before 11:00 a.m., New York City time, one Business Day prior to prepayment; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $5,000,000. The Borrowers shall not have the right to prepay any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.11, the Company shall (or shall cause each responsible Borrower to) pay or prepay so much of the Swingline Borrowings and Standby Borrowings, in accordance with the following sentence, as shall be necessary in order that the aggregate outstanding principal amount of all Loans will not exceed the Total

Commitment after giving effect to such termination or reduction. Mandatory prepayments under this paragraph (b) shall be applied (i) first, to prepay outstanding Swingline Borrowings and (ii) second, to prepay outstanding Standby Borrowings.

                  (c) Each notice of prepayment under this Section 2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.15 but otherwise without premium or penalty.

                  Section 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender (or any lending office of any Lender) of the principal of or interest on any Eurocurrency Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (or any lending office of such Lender), or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurocurrency Loan or Fixed Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Fixed Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Company shall (or shall cause the Borrowers to) pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if it shall have been aware of the change giving rise to such request at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

                  (b) If any Lender shall have determined that any change after the date hereof in the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Company shall (or shall cause the responsible Borrower to) pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall (or shall cause the responsible Borrower to) pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after the receipt of the same.

                  (d) Except as provided below in this paragraph (d), failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed. No Lender shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Company that it will demand compensation for such costs or reductions not more than 60 days after the later of (i) such date and (ii) the date on which it shall have, or should have, become aware of such costs or reductions.

                  Section 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if, after the date hereof, (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or Alternative Currency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan or Alternative Currency Loan, or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans denominated in such Alternative Currency or to any Borrower, then, by written notice to the Company and to the Administrative Agent, such Lender may:

                  (i) declare that Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for such Alternative Currency Loans or Eurocurrency Competitive Loans and any request by a Borrower for a Eurocurrency Standby Borrowing or Alternative Currency Borrowing (in the affected currency or currencies or to the affected Borrower), as the case may be, shall, as to such Lender only, be deemed a request for an ABR Loan or a Loan denominated in Dollars, as the case may be, unless such declaration shall be subsequently withdrawn (or, if a Loan to the requesting Borrower cannot be made for the reasons specified above, such request shall be deemed to have been withdrawn); and

                (ii) require that all outstanding Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower), as the case may be, made by it be converted to ABR Loans or Loans denominated in Dollars, as the case may be, in which event all such Eurocurrency Loans or Alternative Currency Loans (in the affected currency or currencies or to the affected Borrower) shall be automatically converted to ABR Loans or Loans denominated in Dollars, as the case may be, as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans or Alternative Currency Loans, as the case may be, that would have been made by such Lender or the converted Eurocurrency Loans or Alternative Currency Loans, as the case may be, of such Lender shall instead be applied to repay the ABR Loans or Loans denominated in Dollars, as the case may be, made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans or Loans denominated in Dollars, as the case may be.

                  (b) For purposes of this Section 2.14, a notice to the Company by any Lender shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

                  Section 2.15. Indemnity. Each Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by such Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by such Borrower to borrow or to refinance or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing or continuation has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment, conversion or transfer of a Eurocurrency Loan or Fixed Rate Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any other Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, transferred or not borrowed (assumed to be the LIBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment, conversion, transfer or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, transferred or not borrowed for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.

                  Section 2.16. Pro Rata Treatment. Except as required under
Section 2.14, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each payment of interest on the Standby Loans, each payment of the Facility Fees and Utilization Fees, each reduction of the Commitments and each refinancing of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing.

Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining (i) the aggregate available Commitments of the Lenders at any time and (ii) the available Commitment of each Lender, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar (or comparable unit of any applicable Alternative Currency) amount. Provided, however, that with respect to Loans denominated in a currency other than U.S. Dollars in which Dauphin Deposit Bank and Trust Company does not participate, each payment or prepayment of principal and each payment of interest shall be allocated pro rata among the other Lenders in accordance with their respective shares of the outstanding principal amount of such Loans.

                  Section 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Standby Loans as a result of which the unpaid principal portion of its Standby Loans shall be proportionately less than the unpaid principal portion of the Standby Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to such Borrower in the amount of such participation.

                  Section 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under each other Loan Document not later than 12:00 noon, local time at the place of payment, on the date when due in immediately available funds. Each such payment (other than principal of and interest on Swingline Loans, which shall be paid directly to the applicable Swingline Lender except as otherwise provided in Section 2.21(c)) shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York. Each such payment (other than principal of and interest on Alternative Currency Loans, which shall be made in the applicable Alternative Currency) shall be made in Dollars.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  Section 2.19. Taxes. (a) Any and all payments by each Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such individual or entity, a "Transferee")), and (ii) franchise taxes imposed on the net income of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Administrative Agent or such Lender (or Transferee) is organized, domiciled, resident or doing business or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "Taxes"). If any Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Administrative Agent, (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender (or Transferee) or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) each Borrower shall make such deductions and (iii) each Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to bear and to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

                  (c) The Borrowers will indemnify each Lender (or Transferee) and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender (or Transferee) or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by a Lender, or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or the

Administrative Agent, as the case may be, makes written demand therefor.

                  (d) If a Lender (or Transferee) or the Administrative Agent shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by a Borrower, or with respect to which any Borrower has paid additional amounts, pursuant to this Section 2.19, it shall promptly notify the Company of the availability of such refund claim and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund at the Company's expense. If a Lender (or Transferee) or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section 2.19, it shall within 30 days from the date of such receipt pay over such refund to the Company (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of such Lender (or Transferee) or the Administrative Agent, agrees to (or to cause the responsible Borrower to) repay the amount paid over to the Company (plus penalties, interest or other charges) to such Lender (or Transferee) or the Administrative Agent in the event such Lender (or Transferee) or the Administrative Agent is required to repay such refund to such Governmental Authority.

                  (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by any Borrower to the relevant Governmental Authority, the Company will deliver to the Administrative Agent, at its address referred to in
Section 10.01, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

                  (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

                  (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Company and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Company and is not a controlled foreign corporation related to the Company (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrowers under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this Section 2.19(g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.19(g) that such Non-U.S. Lender is not legally able to deliver.

                  (h) None of the Borrowers shall be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or
(c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Company; and provided further, however, that this clause
(i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or
(ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

                  (i) Any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

                  (j) Nothing contained in this Section 2.19 shall require any Lender (or Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  Section 2.20. Assignment of Commitments and Swingline Commitments Under Certain Circumstances. (a) Any Lender (or Transferee) claiming any additional amounts payable pursuant to Section 2.13 or Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender (or Transferee).

                  (b) In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrowers shall be required to make additional payments to any Lender under Section 2.19, the Company shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.04) all its interests, rights and obligations under this Agreement to another financial institution acceptable to the Administrative Agent which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the Company or the assignee, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

                  Section 2.21. Swingline Loans. (a) On the terms, subject to the conditions and relying upon the representations and warranties herein set forth, each Swingline Lender agrees, severally and not jointly, at any time and from time to time on and after the date hereof and until the earlier of the Business Day immediately preceding the Maturity Date and the termination of the Swingline Commitment of such Swingline Lender, to make Swingline Loans to the Borrowers in an aggregate principal amount at any time outstanding not to exceed the lesser of (i) such Swingline Lender's Swingline Commitment Percentage of the difference between (A) the Total Swingline Commitment and (B) the Swingline Loan Exposure, and (ii) the difference between (A) the aggregate Commitment of such Swingline Lender and (B) the outstanding aggregate principal amount or Assigned Dollar Value, as the case may be, of all Loans made by such Swingline Lender. Each Swingline Loan shall be made as part of a Borrowing consisting of Swingline Loans made by the Swingline Lenders ratably in accordance with their respective Swingline Commitment Percentages (it being understood that no Swingline Lender shall be responsible for the failure of any other Swingline Lender to make any Swingline Loan required to be made by such other Swingline Lender). The Swingline Loans comprising any Swingline Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Swingline Commitments). Each Swingline Lender shall make its portion of each Swingline Borrowing available to the applicable Borrower by means of a credit to the general deposit account of such Borrower with the Administrative Agent by 3:00 p.m. on the date such Swingline Borrowing is requested to be made pursuant to paragraph (b) below. Within the limits set forth in the first sentence of this paragraph, the Borrowers may borrow, pay or prepay and reborrow Swingline Loans on or after the Effective Date and prior to the Maturity Date on the terms and subject to the conditions and limitations set forth herein. The Swingline Commitments shall automatically and permanently terminate on the Maturity Date.

                  (b) The applicable Borrower shall give the Administrative Agent telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed by telecopy) no later than 11:00 a.m., New York City time, on the day of a proposed Swingline Borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business
Day) and amount of such Swingline Borrowing. The Administrative Agent shall promptly advise the Swingline Lenders of any notice received from the Borrower pursuant to this paragraph (b).

                  (c) If any Borrower does not fully repay a Swingline Borrowing on or prior to the last day of the Interest Period with respect thereto, the Administrative Agent shall promptly notify each Lender thereof (by telecopy or by telephone, confirmed in writing) and of its Applicable Percentage of such Swingline Borrowing. Upon such notice but without any further action, each Swingline Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from each Swingline Lender, a participation in the Swingline Loan made by such Swingline Lender as part of such Swingline Borrowing equal to such Lender's Applicable Percentage of the principal amount of such Swingline Loan. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of each Swingline Borrowing (including the interest accrued thereon) that is not repaid on the last day of the Interest Period with respect thereto. Each such payment shall, for all purposes hereof, be deemed to be an ABR Standby Loan. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the failure of any condition precedent set forth in Article IV, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Swingline Lenders their respective shares of the amounts so received by it from the Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from a Borrower (or other party on behalf of a Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear. Notwithstanding anything herein to the contrary, the purchase of participations in a Swingline Borrowing pursuant to this paragraph shall not relieve the Borrower of its obligation in respect of the payment thereof so long as ABR Loans that resulted from any such default shall remain outstanding or any accrued interest thereon shall remain unpaid.

                  (d) Upon written or telecopy notice to the Swingline Lenders and to the Administrative Agent, the Company (on behalf of any Borrower or Borrowers) may at any time permanently terminate, or from time to time in part permanently reduce, the Swingline Commitment of the

Swingline Lenders. Each reduction of the Swingline Commitments shall be allocated pro rata among the Swingline Lenders in accordance with their respective Swingline Commitment Percentages. On the date of any termination or reduction of the Swingline Commitments pursuant to this paragraph (d), the Borrower shall pay or prepay so much of the Swingline Borrowings as shall be necessary in order that (i) the aggregate outstanding principal amount of Swingline Loans will not exceed (ii) the Total Swingline Commitment after giving effect to such termination or reduction.

                  (e) Any Borrower may prepay any Swingline Borrowing in whole or in part at any time without premium or penalty; provided that such Borrower shall have given the Administrative Agent written or telecopy notice (or telephone notice promptly confirmed in writing or by telecopy) of such prepayment not later than 11:00 a.m., New York City time, on the Business Day designated by such Borrower for such prepayment; and provided further that each partial payment shall be in an amount that is not less than $5,000,000 and in an integral multiple of $1,000,000. Each notice of prepayment under this paragraph
(e) shall specify the prepayment date and the principal amount of each Swingline Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit such Borrower to prepay such Swingline Borrowing (or portion thereof) by the amount stated therein on the date stated therein. Each payment of principal of or interest on or any other amount in respect of Swingline Loans shall be allocated, as between the Swingline Lenders, pro rata in accordance with their respective Swingline Commitment Percentages.

                  Section 2.22. Borrowings by Approved Borrowers. The Company may, at any time or from time to time, designate one or more wholly owned Subsidiaries as Borrowers hereunder by furnishing to the Administrative Agent a letter (a "Designation Letter") substantially in the form of Exhibit E-1 hereto, duly completed and executed by the Company and such Subsidiary, whereupon each Subsidiary so designated shall become an Approved Borrower. There may be no more than ten Approved Borrowers at any one time. So long as all principal and interest on all Loans of any Approved Borrower have been paid in full, the Company may terminate an Approved Borrower's status as an Approved Borrower by furnishing to the Administrative Agent a letter (a "Termination Letter"), substantially in the form of Exhibit E-2 hereto, duly completed and executed by the Company and such Approved Borrower. Any Termination Letter furnished in accordance with this Section 2.22 shall be effective upon receipt by the Administrative Agent. Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Approved Borrower shall not affect any obligation of such Approved Borrower theretofore incurred. Each Subsidiary set forth in Schedule 2.22 shall be deemed an Approved Borrower until delivery of a Termination Letter with respect to such Subsidiary.


ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  Part A. Representations and Warranties of the Company. The Company represents and warrants to each of the Lenders that:

          Section 3.01. Corporate Existence. Each of the Company and its
Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could (either individually or in the aggregate) have a Material Adverse Effect.

                  Section 3.02. Financial Condition. The Company has heretofore furnished to each of the Lenders a consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity of the Company and its Subsidiaries for the fiscal year ended on such date, with the opinion thereon of Coopers & Lybrand, and the unaudited consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1996, and the related consolidated statements of income and cash flows of the Company and its Subsidiaries for the three-month period ended on such date. All such financial statements present fairly, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as at such dates and the consolidated results of their operations for the fiscal year and three-month period ended on such dates (subject, in the case of the financial statements as at March 31, 1996, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles and practices applied on a consistent basis. None of the Company nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the balance sheets as at such dates (or the notes thereto in the case of such year end financial statements). Since December 31, 1995, there has been no Material Adverse Change from that set forth in the financial statements as at such date (or the notes thereto).

                  SECTION 3.03. Litigation. Except as disclosed in Schedule 3.03 hereto, there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, now pending or (to the knowledge of the Company) threatened against the Company or any of its Subsidiaries that, if adversely determined could (either individually or in the aggregate) have a Material Adverse Effect.

                  SECTION 3.04. No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their assets or properties is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

                  SECTION 3.05. Action. The Company has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.06. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Company of this Agreement or for the legality, validity or enforceability hereof.

                  SECTION 3.07. Use of Credit. None of the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the Loans hereunder will be used to buy or carry any Margin Stock.

                  SECTION 3.08. ERISA. Each Plan, and, to the knowledge of the Company, each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Lenders under Section
5.06 hereof.

                  SECTION 3.09. Taxes. As of the date hereof, the Company and its Domestic Subsidiaries are members of an affiliated group of corporations filing consolidated returns for Federal income tax purposes, of which the Company is the "common parent" (within the meaning of Section 1504 of the Code) of such group. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal, state, local and foreign taxes or other impositions.

                  SECTION 3.10. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

                  SECTION 3.11. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.12. Material Agreements and Liens. (a) Part A of
Schedule 3.12 hereto is a complete and correct list, as of the date hereof, of each credit agreement, loan agreement, indenture, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of such Schedule 3.12.

                  (b) Part B of Schedule 3.12 hereto is a complete and correct list, as of the date hereof, of each Lien securing Indebtedness of any person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of such Schedule 3.12.

                  SECTION 3.13. Environmental Matters. Each of the Company and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization would not (either individually or in the aggregate) have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith would not (either individually or in the aggregate) have a Material Adverse Effect. There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its subsidiaries in relation to any site or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries that have not been made available to the Lenders.

                  SECTION 3.14. Subsidiaries, etc. Set forth in Schedule 3.14 hereto is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such person and the percentage of ownership of such Subsidiary represented by such ownership interests.

                  SECTION 3.15. True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Company and its Subsidiaries to the Administrative Agent and the Lenders in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lenders for use in connection with the transactions contemplated hereby.

                  Part B. Representations and Warranties of the Approved Borrowers. Each Approved Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.16. Corporate Existence of Approved Borrower. It and each of its Subsidiaries: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

                  SECTION 3.17. No Breach. None of the execution and delivery of its Designation Letter and this Agreement, the consummation of the transactions therein and herein contemplated and compliance with the terms and provisions thereof and hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws or other organizational documents of such Approved Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which such Approved Borrower or any of its Subsidiaries is a party or by which any of them or their assets or properties is bound or to which any of them is subject, or constitute a default under any such agreement or instrument.

                  SECTION 3.18. Action. Such Approved Borrower has all necessary corporate or other power and authority to execute, deliver and perform its obligations under its Designation Letter and this Agreement, and to perform its obligations hereunder and thereunder; the execution and delivery by such Approved Borrower of its Designation Letter and the performance by such Approved Borrower hereof and thereof have been duly authorized by all necessary corporate or other action on its part (including, without limitation, any required shareholder approvals); and its Designation Letter when executed and delivered by such Approved Borrower, will constitute, the legal, valid and binding obligation of such Approved Borrower, enforceable against such Approved Borrower in accordance with its terms, except as such enforceability may be limited by
(a) bankruptcy,
insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.19. Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental Authority are necessary for the execution, delivery or performance by such Approved Borrower of its Designation Letter or this Agreement or for the validity or enforceability thereof.

                  SECTION 3.20. Taxes on Payments of Approved Borrowers. Except as disclosed to the Lenders in writing prior to the delivery of such Approved Borrower's Designation Letter, there is no income, stamp or other tax of any country, or of any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Approved Borrower pursuant hereto, or is imposed on or by virtue of the execution, delivery or enforcement of its Designation Letter or this Agreement.


ARTICLE IV.  CONDITIONS OF LENDING

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01. All Borrowings. On the date of each Borrowing, including each Borrowing in which Loans are refinanced with new Loans as contemplated by Section 2.05:

                  (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03, Section 2.04 or Section 2.21(b), as applicable.

                  (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; provided, however, that no representation as to either (i) the absence of any Material Adverse Change in the financial condition of the Company, as provided in the last two sentences of Section 3.02, or (ii) the absence of any pending or threatened legal or arbitral proceedings, or any proceedings by or before any Governmental Authority, that could have a Material Adverse Effect on the Company, as provided in Section 3.03, shall be required as a condition to any Borrowing following the Effective Date.

                  (c) Each Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Borrowing no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

                  SECTION 4.02. First Borrowing by Each Approved Borrower. On the first date on which Loans are made to each Approved Borrower:

                  (a) The Administrative Agent shall have received a favorable written opinion of the general counsel of the applicable Approved Borrower dated as of a recent date and addressed to the Lenders, to the effect set forth in Exhibit D-1 hereto, subject to necessary changes to reflect local law.

                  (b) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation (or such other analogous documents), including all amendments thereto, of such Approved Borrower, certified as of a recent date by the Secretary of State (or other appropriate Governmental Authority) of the state (or country) of its organization or such other evidence as is reasonably satisfactory to the Administrative Agent, and a certificate as to the good standing (or other analogous certification to the extent available) of such Approved Borrower as of a recent date, from such Secretary of State (or other appropriate Governmental Authority) or such other evidence reasonably acceptable to the Administrative Agent; (ii) a certificate of the Secretary or Assistant Secretary of such Approved

         Borrower dated the date on which such Loans are to be made and certifying (A) that attached thereto is a true and complete copy of the by-laws (or such other analogous documents to the extent available) of such Approved Borrower as in effect on the date of such certificate and at all times since a date prior to the date of the resolution of such Approved Borrower described in item (B) below, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such Approved Borrower authorizing the execution, delivery and performance of the Designation Letter delivered by such Approved Borrower and the borrowings hereunder by such Approved Borrower, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation (or other analogous documents) of such Approved Borrower have not been amended since the date of the last amendment thereto shown on the certificate of good standing (or other analogous certification or such other evidence reasonably acceptable to the Agent) furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of such Approved Borrower executing the Designation Letter delivered by such Approved Borrower or any other document delivered in connection herewith or therewith; (iii) a certificate of another officer of such Approved Borrower as to the incumbency and signature of the Secretary or such Assistant Secretary of such Approved Borrower executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

                  (c) The Administrative Agent shall have received (with sufficient copies for each Lender) a Designation Letter, duly executed by such Approved Borrower and the Company and acknowledged by the Administrative Agent.

                  (d) The Administrative Agent shall have received a certificate of each of the Borrowers, dated such date and signed, in the case of the Company, by a Financial Officer of the Company, and in the case of the Borrowers other than the Company, a Responsible Officer of such Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to such date.

                  Upon the satisfaction of the conditions precedent set forth in this Section 4.02, such Approved Borrower shall become a Borrower hereunder with the same force and effect as if originally named as a Borrower hereunder. The rights and obligations of each Borrower hereunder shall remain in full force and effect notwithstanding the addition of any new Borrower as a party to this Agreement.


ARTICLE V.  AFFIRMATIVE COVENANTS

                  The Company covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Company will, and will cause each of its Subsidiaries to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Preserve and maintain its corporate existence, rights (charter and statute) and material franchises, except as otherwise permitted by Section 6.03; provided, however, that the Company shall not be required to preserve any such right or franchise if (i) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (ii) the loss of any such right or franchise is not disadvantageous in any material respect to the Lenders.

                  (b) Comply in all material respects with all applicable laws (including environmental laws), rules, regulations and orders (including, without limitation, laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) except where the failure to so comply would not result in a Material Adverse Change.

                  (c) Maintain and preserve all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would result in a Material Adverse Change and except for dispositions thereof permitted by Section 6.03.

                  SECTION 5.02. Insurance. Maintain insurance with financially sound and reputable insurance companies (which insurance companies shall, in any event, have an A.M. Best rating of "B+" or better), and with respect to property and risks of a character usually maintained by corporations engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                  SECTION 5.03. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto.

                  SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year, its consolidated balance sheets and related statements of income, changes in stockholders' equity and cash flows, showing the financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of its Subsidiaries during such year, all audited by Coopers & Lybrand or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of income, changes in stockholders' equity and cash flows, showing the financial condition of the Company and its Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of its Subsidiaries during such fiscal quarter and the then elapsed portion of such fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Company on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.06 and 6.07;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority succeeding to any of or all the functions of such Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Company or any Affiliate thereof which, if adversely determined, could result in a Material Adverse Change; and

                  (c) any other development that has resulted in, or could reasonably be anticipated to result in, a Material Adverse Change.

                  SECTION 5.06. ERISA. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent and each Lender (i) as soon as possible, and in any event within 30 days after any Responsible Officer of the Company or any ERISA Affiliate either knows or has reason to know that any Reportable Event has occurred that alone or together with any other Reportable Event could reasonably be expected to result in liability of the Company to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after receipt thereof, a copy of any notice the Company or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) or to appoint a trustee to administer any Plan or Plans, and (iii) within 10 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBGC.

                  SECTION 5.07. Maintaining Records. Maintain all financial records in accordance with GAAP and permit any representatives designated by any Lender to discuss the affairs, finances and condition of the Company or any Subsidiary with the officers thereof and independent accountants therefor.

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.


ARTICLE VI.  NEGATIVE COVENANTS

                  The Company covenants and agrees with each Lender and the Administrative Agent that, so long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid, unless the Required Lenders shall otherwise consent in writing, the Company will not, and will not cause or permit any of its Subsidiaries to:

                  SECTION 6.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

                  (a) Liens in existence on the date hereof and listed in Part B of Schedule 3.12 hereto;

                  (b) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

                  (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under Article VII clause
         (i) hereof;

                  (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

                  (e) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                  (g) Liens on property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement; provided that such Liens are in existence at the time such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

                  (h) Liens upon real and/or tangible personal property acquired after the date hereof (by purchase, construction or otherwise) by the Company or any of its Subsidiaries, each of which Liens either (A) existed on such property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such property; provided that no such Lien shall extend to or cover any property of the Company or such Subsidiary other than the property so acquired and improvements thereon;

                  (i) additional Liens upon real and/or personal property created after the date hereof; provided that the aggregate Indebtedness secured thereby and incurred on and after the date hereof shall not exceed $25,000,000 in the aggregate at any one time outstanding; and

                  (j) any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

                  SECTION 6.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (such an arrangement, a "Sale and Lease-Back Transaction"), other than (i) Sale and Lease-Back Transactions capitalized on the books of the Company in an aggregate capitalized amount not in excess of $25,000,000 entered into in connection with the financing of aircraft to be used in connection with the Company's business and (ii) Sale and Lease-Back Transactions capitalized on the books of the Company (other than a Sale and Lease-Back Transaction permitted by clause (i) above) if the capitalized amount of all such Sale and Lease-Back Transactions shall not exceed $20,000,000 in aggregate amount at any time outstanding.

                  SECTION 6.03. Mergers, Sales of Assets, etc. (a) In the case of any Borrower, consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

                  (i) the corporation formed by such consolidation or into which such Borrower is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of such Borrower substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an agreement supplemental hereto, executed and delivered to each other party hereto, in form satisfactory to the Administrative Agent, the due and punctual payment of the principal of and interest on the Loans and all other obligations of such Borrower under the Loan Documents and the performance or observance of every covenant of this Agreement on the part of such Borrower to be performed or observed;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                  (iii) the Company shall have delivered to the Administrative Agent an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental agreement comply with this paragraph (a) and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  (b) Upon any consolidation by any Borrower with or merger by any Borrower into any other corporation or any conveyance, transfer or lease of the properties and assets of any Borrower substantially as an entirety in accordance with paragraph (a) above, the successor corporation formed by such consolidation or into which such Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Borrower under the Loan Documents with the same effect as if such successor corporation had been named as a Borrower herein, and thereafter, the predecessor corporation shall be relieved of all obligations and covenants under the Loan Documents.

                  SECTION 6.04. Lines of Business; Fiscal Year. Engage or invest in operations engaging to any substantial extent in any line or lines of business activity other than the business of manufacturing, providing, distributing and selling such diverse goods and industrial services, principally for industrial, commercial, construction and defense applications, the same or similar to those goods and services as are manufactured, provided, distributed and sold by the Company on the date hereof. In the case of the Company, change its fiscal year end from that in effect at December 31, 1995.

                  SECTION 6.05. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that as long as no Default or Event of Default shall have occurred and be continuing, the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such

Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.

                  SECTION 6.06. Net Worth. The Company will not permit its Net Worth at any time to be less than $475,000,000.

                  SECTION 6.07. Total Debt to Total Capital Ratio. The Company will not permit the ratio of Total Debt to Total Capital at any time on or after the date hereof to exceed the ratio 0.55 to 1.


ARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

                  (d) default shall be made in the due observance or performance by the Borrowers or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) or 5.05 or in Article VI;

                  (e) default shall be made in the due observance or performance by the Borrowers or any Subsidiary of any

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         covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

                  (f) (i) the Company or any Subsidiary shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of (I) $20,000,000, in the case of any single obligation, or (II) $20,000,000, in the case of all obligations in the aggregate, in each case, when and as the same shall become due and payable, or (B) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness in an aggregate principal amount in excess of $20,000,000 and such failure shall continue beyond any applicable grace period; or (ii) Indebtedness of the Company and its Subsidiaries, or any of them, in a principal amount in excess of (A) $20,000,000, in the case of any single obligation, or
         (B) $20,000,000, in the case of all obligations in the aggregate, shall be declared due and payable or required to be prepaid prior to its stated maturity;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower or any Subsidiary, or of a substantial part of the property or assets of any Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (or similar statute or law in any other jurisdiction), (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of the property or assets of any Borrower or a Subsidiary or (iii) the winding-up or liquidation of any Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) any Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United

         States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law (or similar statute or law in any other jurisdiction), (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower or any Subsidiary or for a substantial part of the property or assets of any Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (exclusive of amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $20,000,000 (regardless of insurance coverage) shall be rendered against any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which 60 days execution shall not be effectively stayed, or otherwise being appropriately contested in good faith, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Borrower or any Subsidiary to enforce any such judgment;

                  (j) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of any Borrower to the PBGC or to a Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the statement required pursuant to
         Section 5.06, the Administrative Agent shall have notified such Borrower in writing that (i) the Required Lenders have made a determination that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings to terminate any Plan or Plans; or

                  (k) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to a Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, with the consent of Required Lenders, may, or at the request of the Required Lenders, shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and the Swingline Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to a Borrower described in paragraph (g) or (h) above, the Commitments and the Swingline Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII.  THE ADMINISTRATIVE AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) as provided in
Article VII, to give notice on behalf of each of the Lenders to the Borrowers of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and
(c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower pursuant to this Agreement as received by the Administrative Agent.

                  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrowers of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, or any other Loan Documents or other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrowers of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

                  Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrowers; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.


ARTICLE IX.  GUARANTEE

                  SECTION 9.01. Guarantee. The Guarantor hereby guarantees to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) of the principal of and interest on the Loans made by the Lenders to any Approved Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by any Approved Borrower under this Agreement pursuant to its Designation Letter, strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantor hereby further agrees that if any Approved Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration, by optional prepayment or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 9.02. Obligations Unconditional. The obligations of the Guarantor under Section 9.01 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Approved Borrower under this Agreement or any other agreement or instrument referred to herein or therein (including, without limitation, any Designation Letter), or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 9.02 that the obligations
of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

                  (i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein or therein shall be done or omitted; or

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Approved Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 9.03. Reinstatement. The obligations of the Guarantor under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Approved Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration.

                  SECTION 9.04. Subrogation. The Guarantor hereby irrevocably waives all rights of subrogation or contribution, whether arising by operation of law (including, without limitation, any such right arising under Title 11 of the United States Code) or otherwise, by reason of any payment by it pursuant to the provisions of this Article IX and further agrees that for the benefit of each of its creditors (including, without limitation, each Lender and the Administrative Agent) that any such payment by it of the Guaranteed Obligations of any Approved Borrower shall constitute a contribution of capital by the Guarantor to such Approved Borrower.

                  SECTION 9.05. Remedies. The Guarantor agrees that, as between the Guarantor and the Lenders, the obligations of any Approved Borrower under this Agreement may be declared to be forthwith due and payable as provided in
Article VII hereof (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of
Section 9.01 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against any Approved Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Approved Borrower) shall forthwith become due and payable by the Guarantor for purposes of such Section 9.01.

                  SECTION 9.06. Continuing Guarantee. The guarantee in this
Article IX is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.


ARTICLE X.  MISCELLANEOUS

                  SECTION 10.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Company, to it at P.O. Box 8888, Camp Hill, Pennsylvania 17001-8888, Attention of Barry M. Sullivan (Telecopy No. 717-763-6402);

                  (b) if to an Approved Borrower, to it at its address as set forth in its Designation Letter;

                  (c) if to the Administrative Agent, to The Chase Manhattan Bank Agency Services Corporation, Grand Central Tower, 140 East 45th Street, New York, New York 10017, Attention of Sandra J. Miklave (Telecopy No. 212-622-0002), with copies to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Ann Kerns (Telecopy No. 212-270-2112); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business days after dispatch by certified or registered mail, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01.

                  SECTION 10.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments and the Swingline Commitments have not been terminated.

                  SECTION 10.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each Lender, and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign rights hereunder or any interest herein without the prior consent of all the Lenders.

                  SECTION 10.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, Swingline Commitment, participations in outstanding Swingline Loans and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, the Company and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if smaller, such Lender's remaining Commitment) and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $10,000,000 or shall be zero, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, and a processing and recordation fee of $4,000 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 10.05, as well as to any Fees accrued for its account hereunder and not yet paid)). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and Swingline Commitment, if any, and the outstanding balances of its Standby Loans, Competitive Loans and Swingline Loans, if any, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in
(i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of the Company or any Subsidiary or the performance or observance by any Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to

Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Company and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders.

                  (f) Upon giving written notice to the Company, each Lender may without the consent of the Company or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or changing or extending the Commitments).

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information. It is understood that confidential information relating to the Borrowers would not ordinarily be provided in connection with assignments or participations of Competitive Loans.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the applicable Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to such Borrower by the assigning Lender hereunder.

                  (i) The Borrowers shall not assign or delegate any of their rights or duties hereunder, except as permitted by Section 6.03.

                  SECTION 10.05. Expenses; Indemnity. (a) Each Borrower agrees to pay all out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent, and, in connection with any such amendment, modification or waiver or any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender. Each Borrower further agrees that it shall indemnify the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

                  (b) Each Borrower agrees to indemnify the Administrative Agent, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the actual or proposed use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indem-nitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

                  SECTION 10.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 10.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or the Swingline Commitment or decrease the Utilization Fees or Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.16, the provisions of Article IX, the provisions of this Section or the definition of "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

                  SECTION 10.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable on the Loan of such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

                  SECTION 10.10. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 10.11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.11.

                  SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                   SECTION 10.13. Judgment Currency. (a) The Borrowers' obligations hereunder and under the other Loan Documents to make payments in Dollars or in any Alternative Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower or in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the Alternative Currency Equivalent or Dollar Equivalent, in the case of any Alternative Currency or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                  (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, as a separate obligation and notwithstanding any judgment, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

                  (c) For purposes of determining the Alternative Currency Equivalent or Dollar Equivalent or rate of exchange for this Section, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                  SECTION 10.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

                  SECTION 10.15. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 10.16. Jurisdiction; Consent to Service of Process.
(a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower or its properties in the courts of any jurisdiction.

                  (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date first above written.


                                        HARSCO CORPORATION,

                                          by /s/ Leonard A. Campanaro
                                             -----------------------------------
                                             Name: Leonard A. Campanaro
                                             Title: Senior Vice President &
                                                     Chief Financial Officer

                                          by /s/ Barry M. Sullivan
                                             -----------------------------------
                                             Name: Barry M. Sullivan
                                             Title: Vice President & Treasurer


                                        THE CHASE MANHATTAN BANK,

                                          by /s/ D. Davey
                                             -----------------------------------
                                             Name: D. Davey
                                             Title: Vice President

                                        BANK BRUSSELS LAMBERT, NEW YORK BRANCH,

                                          by /s/ John Kippax
                                             -----------------------------------
                                             Name: John Kippax
                                             Title: Vice President

                                          by /s/ Dominick H.J. Vangaever
                                             -----------------------------------
                                             Name: Dominick H.J. Vangaever
                                             Title: Vice President


                                        CIBC INC.,

                                          by /s/ Cheryl L. Root
                                             -----------------------------------
                                             Name: Cheryl L. Root
                                             Title: Authorized Signatory


                                        CORESTATES BANK, N.A.,

                                          by /s/ Joseph M. Finley
                                             -----------------------------------
                                             Name: Joseph M. Finley
                                             Title: Vice President


                                        DAUPHIN DEPOSIT BANK AND TRUST COMPANY,

                                          by /s/ Susan L. Davies
                                             -----------------------------------
                                             Name: Susan L. Davies
                                             Title: Vice President


                                        FIRST UNION NATIONAL BANK,

                                          by /s/ Patrick A. McGovern
                                             -----------------------------------
                                             Name: Patrick A. McGovern
                                             Title: Senior Vice President

                                        GULF INTERNATIONAL BANK B.S.C.,

                                          by /s/ Thomas E. Fitzherbert
                                             -----------------------------------
                                             Name: Thomas E. Fitzherbert
                                             Title: Vice President

                                          by /s/ Abdel-Fattah Tahoun
                                             -----------------------------------
                                             Name: Abdel-Fattah Tahoun
                                             Title: Senior Vice President


                                        ISTITUTO BANCARIO SAN PAOLO DI TORINO
                                        SPA,

                                          by /s/ Gerard M. McKenna
                                             -----------------------------------
                                             Name: Gerard M. McKenna
                                             Title: Vice President

                                          by /s/ Wendell Jones
                                             -----------------------------------
                                             Name: Wendell Jones
                                             Title: Vice President


                                        MELLON BANK, N.A.,

                                          by /s/ Gilbert B. Mateer
                                             -----------------------------------
                                             Name: Gilbert B. Mateer
                                             Title: Vice President


                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK,

                                          by /s/ Laura E. Reim
                                             -----------------------------------
                                             Name: Laura E. Reim
                                             Title: Vice President

                                        NATIONSBANK OF NORTH CAROLINA, N.A.,

                                          by /s/ Michael D. Monte
                                             -----------------------------------
                                             Name: Michael D. Monte
                                             Title: Senior Vice President


                                        PNC BANK, NATIONAL ASSOCIATION,

                                          by /s/ Robert Q. Reilly
                                             -----------------------------------
                                             Name: Robert Q. Reilly
                                             Title: Vice President - Senior
                                                     Relationship Manager


                                        SOCIETE GENERALE,

                                          by /s/ Gordon Saint-Denis
                                             -----------------------------------
                                             Name: Gordon Saint-Denis
                                             Title: Vice President


                                        THE BANK OF NEW YORK,

                                          by /s/ Walter C. Parelli
                                             -----------------------------------
                                             Name: Walter C. Parelli
                                             Title: Assistant Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO,

                                          by /s/ Lynn R. Dillon
                                             -----------------------------------
                                             Name: Lynn R. Dillon
                                             Title: As Agent

                                        THE FIRST NATIONAL BANK OF MARYLAND,

                                          by /s/ Theodore K. Oswald
                                             -----------------------------------
                                             Name: Theodore K. Oswald
                                             Title: Vice President


                                        THE FUJI BANK, LIMITED,

                                          by /s/ Gina Kearns
                                             -----------------------------------
                                             Name: Gina Kearns
                                             Title: Vice President & Manager


                                        UNION BANK OF SWITZERLAND,

                                          by /s/ James P. Kelleher
                                             -----------------------------------
                                             Name: James P. Kelleher
                                             Title: Assistant Vice President

                                          by /s/ Peter B. Yearley
                                             -----------------------------------
                                             Name: Peter B. Yearley
                                             Title: Managing Director